UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

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RENTECH, INC.
(Exact name of registrant as specified in its charter)

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Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2008, Rentech, Inc. (the “Company”) and its subsidiary Rentech Energy Midwest Corporation (“REMC”) entered into a Credit Agreement (the “Credit Agreement”) by and among REMC as the borrower, the Company and Credit Suisse, Cayman Islands Branch (“Credit Suisse”), individually and as administrative agent and collateral agent.  The Credit Agreement provides for REMC to borrow up to $26,500,000 of term loans due May 29, 2009.  The term loans bear interest, payable quarterly, at the greater of LIBOR or 3%, plus 9.0%.  The Credit Agreement also provides for certain mandatory prepayment requirements, as well as a payment fee of 2% of repayments made in the first six months of the term and 3% of repayments made in the second six months of the term. The Credit Agreement contains customary representations and warranties, covenants and events of default, including REMC financial covenants of minimum quarterly EBITDA requirements and maximum annual capital expenditures.  REMC borrowed the full $26,500,000 on May 30, 2008 from Credit Suisse and loaned the net proceeds of approximately $24,750,000, after payment of the lender’s fees and expenses, to the Company for general corporate purposes.

In connection with the Credit Agreement, the Company, REMC, certain subsidiaries of the Company (collectively with the Company and REMC, the “Loan Parties”) and Credit Suisse, as collateral agent, entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated May 30, 2008.  Pursuant to the Guarantee and Collateral Agreement the Loan Parties agree to: (a) guarantee the payment obligations of REMC as well as the performance of all other obligations of each Loan Party under the Credit Agreement and the related loan documents; (b) pledge certain of the Loan Parties’ debt and equity interests to Credit Suisse; and (c) provide a security interest in substantially all of the assets of the Loan Parties to Credit Suisse.  In addition,  REMC granted Credit Suisse a mortgage in its real property.

In connection with the Guarantee and Collateral Agreement, the Loan Parties and Credit Suisse, as administrative agent and collateral agent, entered into an Intellectual Property Security Agreement (the “IP Security Agreement”) dated May 30, 2008.  Pursuant to the IP Security Agreement, the Loan Parties granted a security interest to Credit Suisse in their intellectual property rights and agreed to have the IP Security Agreement recorded with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

The descriptions of the Credit Agreement, the Guarantee and Collateral Agreement and the IP Security Agreement are qualified in their entirety by reference to the full text of such agreements which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 7.01	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	RENTECH, INC. By: /s/ Colin M. Morris Colin M. Morris Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Credit Agreement, dated May 30, 2008, by and among Rentech Energy Midwest Corporation, as the borrower, Rentech, Inc. and Credit Suisse, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent.

10.2
Guarantee and Collateral Agreement, dated May 30, 2008, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries of Rentech, Inc. listed therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent.

10.3
Intellectual Property Security Agreement, date May 30, 2008, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries listed therein and Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent.